Exhibit 99.1

FOR IMMEDIATE RELEASE	TSX: CTI & OTCBB: CHKT

CHEMOKINE THERAPEUTICS ANNOUNCES RESULTS OF A PRECLINICAL STUDY DEMONSTRATING INHIBITION OF HUMAN PROSTATE CANCER METASTASIS

Vancouver, BC (November 9, 2005) – Chemokine Therapeutics Corp. (the Company) (TSX: CTI; OTCBB: CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, cardiovascular, and infectious diseases, today announced positive preclinical results for CTCE-9908 against a human prostate cancer cell line.  CTCE-9908 prevented the spread of cancer in animals with established human prostate cancer to distant organs on average by 61%, following either daily sub-cutaneous or intraperitoneal administration of CTCE-9908.

The study was conducted by Anti Cancer Inc., a San Diego, California-based company in coordination with the scientists at Chemokine Therapeutics Corp. The results are consistent with previously disclosed experimental animal models, where CTCE-9908 reduced bone cancer, skin cancer and lung cancer metastases by 50-70%.  Further studies are planned to assess the cumulative benefits of CTCE-9908 in combination with the currently used anti-cancer chemotherapeutic agents. Recent scientific evidence supports the theory of combining CTCE-9908 with chemotherapy to overcome drug resistant cancers.

Prostate cancer is the second most common cancer in men.  According to the National Cancer Institute, there are approximately 230,000 new cases of prostate cancer each year in the United States with approximately 30,000 deaths occurring annually. Metastasis, (the spread of cancer to distant organs), is a common feature in many cancers, including cancer of the prostate. Metastasis is not only a leading cause of mortality, but is a major cause of pain, particularly in those whose cancer has spread to bones, affecting quality of life.

Background on CTCE-9908

CTCE-9908 is a small peptide analog of Chemokine SDF-1 produced through rational based drug design to specifically block the function of CXCR4 receptors found on many common cancers.  Leading cancer researchers have demonstrated that high CXCR4 expression in cancer cells is correlated to tumor progression, high metastasis rate and low survival rate. Blockage of CXCR4 reduces the growth of tumors by reducing blood vessel growth (anti-angiogenesis) which carries vital nutrients to a tumor. The Company has completed a Phase I, dose-escalation clinical trial using CTCE-9908 in healthy volunteers. The completed single dose Phase I clinical trial demonstrated CTCE-9908 to be safe and well tolerated by the study subjects. A Phase Ib/II clinical trial that is designed to demonstrate safety as well as to explore early signs of efficacy after repeat administration of CTCE-9908 in a late stage cancer setting is planned to launch at the end of the year.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a chemokine-focused biotechnology company developing drugs that harness the therapeutic potential of stem cells through chemokine pathways. Chemokines are a class of proteins which signal biological responses from stem cells that play a critical role in the growth, differentiation and maturation of cells necessary for fighting infection, as well as tissue repair and regeneration. Stem cells are the master primitive cells that give rise to all of the cells and organs in the body. Chemokines are one of the major mediators of stem cell activity including stem cell growth, differentiation and maturation. Chemokine Therapeutics is a leader in research in this field. The Company has five products with two lead product candidates in clinical trials; CTCE-0214, for enhancing the immune system, and CTCE-9908, to prevent the spread of cancer and its continued growth.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Corporate Contact: Frederica Bell Director, Investor Relations Chemokine Therapeutics Corp. (604)827-3131 fbell@chemokine.net	Edward Lewis Public Relations CEOcast, Inc (212) 732-4300 Elewis@ceocast.com